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                                                                     Exhibit 1.2

(English Translation)

                           SHARE HANDLING REGULATIONS

                          CHAPTER I. GENERAL PROVISIONS

Article 1. (Purpose)

      Matters concerning kinds of share certificates and the handling of shares and fractional shares of the Company shall be governed by these Regulations pursuant to the provisions of Article 8 of the Articles of Incorporation. Provided, however, that the handling of beneficial shareholders shall be conducted under the Regulations as well as under the rules set forth by the Central Securities Custody and Book-Entry Transfer System.

Article 2. (Shareholder Register Agent)

      The Shareholder Register Agent of the Company, its place of business and forwarding offices shall be as listed below:

      Shareholder Register Agent:

            The Sumitomo Trust and Banking Company, Limited
            5-33, Kitahama 4-chome, Chuo-ku, Osaka

      Place of business:

            Securities Handling Department
            The Sumitomo Trust and Banking Company, Limited
            4-4, Marunouchi 1-chome, Chiyoda-ku, Tokyo

      Forwarding offices:

            Head office and all branches throughout the country of The Sumitomo Trust and Banking Company, Limited

Article 3. (Kinds of share certificates)

      The share certificates to be issued by the Company shall be in denominations of one hundred (100), fifty (50), ten (10), five (5) and one (1) share.

Article 4. (Requests)

      In the event a shareholder makes a request or notification in accordance with the legal, such request or notification shall be made by submitting prescribed forms, on which the registered seal impression ("seal impression") as stipulated in Article 18 shall be stamped.

      2. Unless in case of the preceding paragraph, all requests, reports, applications or filings pursuant to these Regulations shall be made to the Shareholder Register Agent, in the form prescribed by the Company and shall bear seal impressions.

      3. In the event that the procedures set forth in the paragraph 1 and paragraph2 are made though a proxy, documents evidencing such proxy's authority shall be submitted.

      4. In the event that consent by the curator or assistant is required when the request, notice, report, application or filing set forth in the paragraph 1 and paragraph 2 are made, documents evidencing such parties' consent shall be submitted.

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Article 5. (Documentary evidence or guarantor)

      The Company may require the submission of documentary evidence or require a guarantor to make a guarantee in the case of requests, reports, applications, filings or receipt in respect of the share certificates, or in the event the Company deems it necessary.

          CHAPTER II. Enrollment and Record on Register of Shareholder

Article 6. (Enrollment and Record on Register of Shareholder)

      1. In the event any enrollment or record onto the register of shareholder ("Transfer of Shares") is requested to the Company, a prescribed request form shall be submitted with the share certificates.

      2. In the event that a person who acquired shares by any reason other than assignment makes an application for the transfer of shares, he shall, in addition to the procedure set forth in the preceding paragraph, submit documents evidencing the causes for such acquisition.

Article 7. (Transfer of shares pursuant to other procedures prescribed by laws)

      In the event that the transfer of shares requires any procedures as statutorily prescribed, the application therefore shall be accompanied by the relevant share certificates and the documents evidencing completion of such procedures.

           CHAPTER III. Notice with Respect to Beneficial Shareholders

Article 8.(Certificate of Beneficial Shareholder)

A beneficial shareholder shall submit a certificate of beneficial shareholder through a participant with a description of his/her name, address and other necessary matters required to be recorded thereon.

Article 9.(Notice with Respect to Beneficial Shareholders)

The number of shares held by beneficial shareholders and other necessary matters shall be reported by the Center by the method set forth preceding paragraph and rules prescribed by the Center.

Article 10.(Entry in Register of Beneficial Shareholders and Name Identification of Shareholders)

1.    Entry in register of beneficial shareholders shall be made the preceding
      Article 8 and Article 9.

2. In the event a shareholder entered into the register of shareholders and a beneficial shareholder entered into the register of beneficial shareholders are recognized to be identical based upon registered address and name, the number of shares with respect to the same class of share shall be totaled in giving effect to the right of such shareholder,

               CHAPTER IV. REGISTRATION OF PLEDGE AND TRUST ASSET

Article 11. (Registration or deregistration of pledge)

      To request registration or deregistration of pledge with respect to shares, an application jointly signed by the pledgor and and pledgee shall be submitted together with the relevant share certificates.

Article 12. (Registration or deregistration of trust assets)

      To request registration of trust assets with respect to shares, the trustor or trustee shall submit an application therefore together with the relevant share certificates. To request deregistration of trust

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assets with respect to shares, the trustee or beneficiary shall submit an application therefore together with the relevant share certificates.

                 CHAPTER V. NON-POSSESSION OF SHARE CERTIFICATES

Article 13. (Application for non-possession of share certificates)

      1. An application for non-possession of share certificates shall be submitted together with the relevant share certificates.

      2. In the event that the above applications is accepted, non-issuance of share certificates shall be noted or recorded in the register of shareholders.

Article 14. (Application for delivery of no-possessed share certificates)

      In the event that a shareholder who submitted an application for non-possession of share certificates requests the issuance of return thereof, an application therefore shall be submitted.

                            CHAPTER VI. NOTIFICATIONS

Article 15. (Notification of name and address, etc.)

      A shareholder shall notify the Company of the following information. Provided, however, a beneficial shareholder shall notify it by the submission of a certificate of beneficial shareholder set forth in Article 8.

      (1)   name and address;

      (2) in the event such a shareholder is a corporation; the titles and names of its representatives;

      (3) in the event a legal representative is elected for a shareholder; the position, name and address of such legal representative; and

      (4) in the event a shareholder is owned jointly, the name and address of the representative of such joint owners.

Article 16. (Expatriate share holders)

      In the event the address of a shareholder in the preceding Article is in a foreign country, such a shareholder shall notify a temporal address to receive notices in Japan or appoint a standing agent in Japan and notify the Company of such matter. Provided, however, a beneficial shareholder shall notify it at the same time the submission of a certificate of beneficial shareholder set forth in
Article 8.

Article 17. (Changes to registered information)

      1. In the event mattes regarding the registered information, pursuant to
Article 12 and Article 13 are changed, such shareholder shall notify the Company of such changes.

      2. In the event the name of a shareholder changes, and application therefore, share certificates and evidencing documents therefore shall be submitted, provided however, in the event that the share certificates are not issued or changes of matters indicated in the register of beneficial shareholders are made, the submission of share certificates is not required.

      3. In the event the name, title or position of the legal representative, representative or agent of shareholder changes, an application therefore and evidencing documents therefore shall be submitted.

Article 18. (Submission of an imprint of seal)

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      1. A shareholder, its legal representative, representative or agent shall submit an imprint of its seal (or in the event of a foreign person or corporation whose country has signatory customs, an imprint of its signature) to the Company. Provided, however, a beneficial shareholder shall notify it by the submission of a certificate of beneficial shareholder set forth in Article 8.

      2. In the event of a change of seal, such shareholder shall submit an imprint of the new seal.

Article 19. (Registered pledge and Lost Share Certificates, etc.)

      The provisions of this Chapter shall be applied mutatis mutandis to registered pledgees and registered persons of lost share certificates.

                 CHAPTER VII. INSCRIPTION ON SHARE CERTIFICATES

Article 20. (Date of issue of Share Certificate and Names of shareholders)

      1. The names of shareholders shall be inscribed on the share certificates.

      2. In the event that shares are transferred. The date registered in the register shall be inscribed in the back of such a share certificates, the name of the transferee shall be inscribed thereon and certification by the Shareholder Register Agent shall be imprinted.

      3. The provision in the preceding paragraph shall be applied mutatis mutandis in the event that an application pursuant to paragraph 2 of Article 17 is made.

Article 21. (Registration or deregistration of a pledge and trust assets)

      1. In the event that registration or deregistration of a pledge pursuant to the provisions of Article 11 is made, such information and the date registered or recorded in the register shall be inscribed on the share certificate and certification by the Shareholder Register Agent shall be imprinted.

      2. In the event that registration or deregistration of trust assets pursuant to the provisions of Article 12 is made, such information and the date registered or recorded in the register shall be inscribed on the share certificate and certification by the Shareholder Register Agent shall be imprinted.

              CHAPTER VIII. REGISTRATION OF LOST SHARE CERTIFICATES

Article 22. (Registration or deregistration of lost share certificates)

      1. To request registration or deregistration of lost share certificates, an application form or a request form shall be submitted together with the documents the Company requires.

      2. To request registration set forth in the preceding Paragraph, fee for registration of lost share certificates set forth in Article 23 shall be paid.

      3. In the event the holder of the share certificates which became subject to the registration of lost share certificates applies for the cancellation of the registration of lost share certificates set forth in Paragraph 1, the share certificates which have been registered as lost shall be submitted.

Article 23. (Fee for registration of lost share certificates)

      The fee in respect of the request for registration of lost share certificates shall be the amount separately prescribed.

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                  CHAPTER IX. REISSUANCE OF SHARE CERTIFICATES

Article 24. (Issuance of new share certificates due to division or consolidation)

      To request issuance of new share certificates due to division or consolidation of share certificates, an application therefore shall be submitted together with the relevant share certificates.

Article 25. (Reissuance due to defacement or mutilation)

      To request issuance of new shares due to defacement or mutilation of share certificates, new share certificates shall be issued in the exchange for such certificates; provided, however, that if it is difficult to discern the genuineness of the share certificates, the provisions of the preceding Chapter shall apply.

                            CHAPTER X. MISCELLANEOUS

Article 26. (Amendments)

      Any amendments to or abolishment of this regulation shall be rendered by resolution of the Board of Directors of the Company.

      Established on September 1, 1995

      Amended on May 31, 2004